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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. of our report dated January 9, 2003, included in the 2002 Annual Report to Shareholders of Bank of the Ozarks, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32173) pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, (Form S-8 No. 333-74577) pertaining to the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, and (Form S-8 No. 333-32175) pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan, of our report dated January 9, 2003, with respect to the consolidated financial statements of Bank of the Ozarks, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                      /s/ Ernst & Young LLP

Little Rock, Arkansas
March 14, 2003